UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 205491

                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2000 (July 11, 2000)


                                 iEXALT, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


          NEVADA                   00-09322                 75-1667097
 (STATE OF INCORPORATION)  (COMMISSION FILE NUMBER)        (IRS EMPLOYER
                                                        IDENTIFICATION NO.)

                                4301 WINDFERN
                             HOUSTON, TEXAS 77041
   (ADDRESS OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES INCLUDING ZIP CODE)

                                (281) 600-4000
             (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

      On July 11, 2000, iExalt, Inc., a Nevada corporation (the "Company"), completed the acquisition of all issued and outstanding membership interests of PremierCare, LLC, a Delaware limited liability company ("Premier"). Premier provides management services for outpatient geriatric mental health programs to hospitals nationwide, currently managing programs in six states. Its service provides turnkey management, including administrators, nurses, counselors, other therapy personnel, and physicians. The Premier acquisition resulted in the creation of the Company's Health Services Division.

      As consideration for the acquisition, the Company issued a total of 540,000 common shares to the indirect owners of Premier. These indirect owners are also entitled to receive up to an additional 560,000 of the Company's common shares, provided certain contingencies are met. Of the total contingent shares, 60,000 shares are issuable on collection of a specific accounts receivable within six months of the closing, and 250,000 contingent shares are issuable upon each of the first and second anniversary date of the closing date based on Premier achieving certain earnings level during those 12 month periods. The amount of the consideration given in exchange for all of the issued and outstanding membership interests of Premier was based on arms-length negotiation among the parties.

      The Company also granted "piggyback" registration rights with respect to an aggregate of 100,000 iExalt common shares issued in the acquisition. If the Company fails to register such shares for resale within 120 days after the closing date, the former indirect owners of Premier have the right, for a period of 60 days after the expiration of the 120-day period, to put the shares to the Company for a cash price per share equal to the average closing price of a share of iExalt common stock during such 120-day period, but in no event less than $1.50 or greater than $2.28 per share.

      In connection with the acquisition, Premier entered into three-year employment agreements with Charles H. Caperton, Clinton Tees and Jay Bridges to serve as its Chief Operating Officer, Director of Reimbursement and Regional Director, respectively. Donald W. Sapaugh, a director, President and a shareholder of the Company, will continue as Chief Executive Officer of Premier under his existing Premier employment agreement until a replacement agreement is executed.

      Mr. Donald W. Sapaugh, a director, President and 8.2 % shareholder of the Company, is also the President and Chief Executive Officer of Premier and was a
22.8 % indirect owner of Premier. Mr. Sapaugh abstained from the discussions and approval of the transaction by the Company's Board of Directors.

       A copy of the press release issued by the Company relating to the acquisition is attached as an exhibit to this Current Report on Form 8-K.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

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
         As of the date of this Form 8-K, it is impracticable for the Company to file the required financial statements of the acquired business. The Company intends to file such required information with the Securities and Exchange Commission as soon as the financial statements become available but in any event not later than seventy-five days after the consummation of the acquisition.

         (b)      PRO FORMA FINANCIAL INFORMATION.

         As of the date of this Form 8-K, it is impracticable for the Company to file the required pro forma financial information relating to the acquired business. The Company intends to file such information concurrently with the filing of the financial statements discussed above, but no later than seventy-five days after the consummation of the acquisition.

         (c)      EXHIBITS.

         The following exhibits are filed herewith:

                  EXHIBIT NO.                         DESCRIPTION
                  -----------                         -----------

                      2.1 Agreement and Plan of Reorganization, dated June 28, 2000, among iExalt, Inc. and its Merger Subsidiaries and PremierCare, LLC and its Direct and Indirect Members (exhibits omitted).

                      2.2 Agreement and Plan of Merger, dated June 28, 2000, among iExalt, Inc., PCII Combination Corp., and PremierCare Investors, Inc.

                      2.3 Agreement and Plan of Merger, dated June 28, 2000, among iExalt, Inc., PBH Combination Corp., and Premier Behavioral Healthcare, Inc.

                      4.1               Registration Rights Agreement, dated
                                        June 28, 2000.

                     99.1 Press release issued by the Company relating to the acquisition of PremierCare Investors, Inc. and Premier Behavioral Healthcare, Inc.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DATE:   July 26, 2000.                    iExalt, Inc.



                                          By:   /s/ JAMES W. CARROLL
                                             -----------------------------------
                                                James W. Carroll
                                                VICE PRESIDENT AND
                                                CHIEF ACCOUNTING OFFICER

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
                               INDEX TO EXHIBITS

         The following exhibits are filed herewith:

                  EXHIBIT NO.                         DESCRIPTION
                  -----------                         -----------

                      2.1 Agreement and Plan of Reorganization, dated June 28, 2000, among iExalt, Inc. and its Merger Subsidiaries and PremierCare, LLC and its Direct and Indirect Members (exhibits omitted).

                      2.2 Agreement and Plan of Merger, dated June 28, 2000, among iExalt, Inc., PCII Combination Corp., and PremierCare Investors, Inc.

                      2.3 Agreement and Plan of Merger, dated June 28, 2000, among iExalt, Inc., PBH Combination Corp., and Premier Behavioral Healthcare, Inc.

                      4.1               Registration Rights Agreement, dated
                                        June 28, 2000.

                     99.1 Press release issued by the Company relating to the acquisition of PremierCare Investors, Inc. and Premier Behavioral Healthcare, Inc.

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